Exhibit 31.3

CERTIFICATION

I, Josef H. von Rickenbach, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of PAREXEL International Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 9, 2010

/s/ Josef H. von Rickenbach
Josef H. von Rickenbach
Chairman of the Board and Chief Executive Officer (principal executive officer)